Exhibit 10.2

CONFIDENTIAL EXECUTION VERSION

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. Such identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

Via Palermo 26/A,
Parma, 43122 Italy

August 29, 2022

Dror Bashan

President and Chief Executive Officer

Protalix Ltd.

2 Snunit Street, Science Park

P.O. Box 455

Karmiel 2161401, Israel

Re:	Additional Matters Related to the Fill/Finish Agreement and License Agreements

Dear Dror:

Protalix Ltd. (“Protalix”) and Chiesi Farmaceutici S.p.A. (“Chiesi”) are parties to (a) that certain Exclusive License and Supply Agreement dated October 17, 2017 (the “Ex-US License Agreement”); and (b) that certain Exclusive U.S. License and Supply Agreement dated July 23, 2018 (the “US License Agreement”) ((a) and (b), collectively, the “License Agreements,” and each, a “License Agreement”), pursuant to which Protalix granted to Chiesi, among other rights, an exclusive license to certain Intellectual Property Rights with respect to the commercialization of the Licensed Product worldwide (as such terms are defined in the applicable License Agreement).  In addition, Protalix and Chiesi have entered into that certain Fill/Finish Agreement contemporaneously herewith dated August 29, 2022 (the “Fill/Finish Agreement”), pursuant to which Protalix appoints Chiesi to perform, and Chiesi agrees to perform, Fill/Finish (as used throughout this Agreement (defined below)), (i) in the context of the Fill/Finish Agreement, as defined in the Fill/Finish Agreement, and (ii) in the context of the License Agreement(s), as defined in the applicable License Agreement) supply services for Protalix and Protalix agrees to supply Drug Substance to Chiesi for such purposes, thereunder.

By signing this letter agreement (this “Agreement”) below, Chiesi and Protalix each hereby agree as follows:

1.(a) With the express intent of modifying their obligations under Section 4.13 of the License Agreements solely with respect to the Selected CMO, [***], pursuant to Section 15.4 of the License Agreements, Chiesi and Protalix each hereby agree as set forth in this Section 1.

(b) Promptly, but in any event within [***] following execution of this Agreement, Protalix will nominate (i.e., provide to Chiesi the name (and proposed site(s) and lines) of) [***] third party tier 1 fill/finish contract manufacturing organizations (that Protalix reasonably believes would be suitable candidates for Fill/Finish of Drug Product) for inclusion as potential alternate/secondary source candidates for the Fill/Finish of Drug Product under the License Agreements (each a “CMO Candidate”) and provide Chiesi with a copy of the formal quote (which may be [***]) therefor (and any updates thereto) from each CMO Candidate. [***].

August 29, 2022CONFIDENTIAL

(c) The first CMO Candidate proposed by Protalix would be jointly evaluated in good faith by the Parties for suitability and reliability, including, without limitation, customary quality audit, technical evaluation of equipment and financial evaluation (each consistent with such party’s customary practices and procedures), within [***] following the Effective Date (as defined in the Fill/Finish Agreement) that is [***], provided that, for the avoidance of doubt, [***] would be considered a Pre-Approved CMO (as defined below) [***], each conducted in good faith by the parties hereunder in accordance with their customary practices and procedures.  Protalix and Chiesi would each bear their own costs in performing such nominations, evaluations and selection.

(d) Each CMO Candidate which both (i) has submitted a quote to Protalix (with a copy provided by Protalix to Chiesi pursuant to clause (b) above) and (ii) is determined [***] as a result of the above evaluations, would constitute a pre-approved Fill/Finish alternative source (each a “Pre-Approved CMO”) (the date of such pre-approval, “CMO Candidate Pre-Approval Date”).  For clarity, pre-approval for each Pre-Approved CMO shall apply only to the particular line(s)/facility(ies) of such Pre-Approved CMO for Fill/Finish of Drug Product that were evaluated by the parties and determined to be [***], and not to other lines/facilities thereof that were not the subject of evaluation or determined not to be [***]. The pre-approval or rejection of each CMO Candidate shall be documented [***] in a written notice (signed by an authorized representative of such party) provided to [***].

(e) In the event that the foregoing initial evaluation process does not result in a Pre-Approved CMO (the date of such event, the “CMO Candidate Rejection Date”), the Parties shall promptly repeat the process described in clauses (c) through (d) above for the second CMO Candidate proposed by Protalix and, if applicable, the process described in clauses (b) through (d) above for each subsequent CMO Candidate proposed by Protalix, provided that (i) with respect to the second CMO Candidate proposed by Protalix, such [***] nomination period will be reduced to [***] measured from the CMO Candidate Rejection Date, and (ii) with respect to any subsequent CMO Candidate(s), Protalix and Chiesi must [***].

(f) No later than [***] from the CMO Candidate Pre-Approval Date, Protalix will begin to diligently negotiate (in a reasonable, good faith and customary manner consistent with industry market terms) with such Pre-Approved CMO (the “Selected CMO”) the terms on which the Selected CMO will serve as an alternative source for Fill/Finish under the License Agreements.  Upon completion of negotiations in a manner reasonably satisfactory to Protalix, consistent with the foregoing and compliant with the requirements of clause (g), enter into a definitive agreement with the Selected CMO (the effective date of such agreement, the “Selected CMO Agreement Date”).

(g) From and after the selection of such Selected CMO as contemplated by clause (f) above, Protalix will diligently establish and Qualify (including, without limitation, in compliance with all applicable Law, GMP, Product Specifications and the then-current Regulatory Approvals (and as otherwise required by a Regulatory Authority) for the Licensed Product in the Territory (as each of the foregoing capitalized terms is defined in the applicable License Agreement)) such Selected CMO as an alternative source for Fill/Finish under the License Agreements, [***].  The terms “Qualify” or “Qualification” (and variations thereof) means to complete or completion of (as the context requires) [***], provided that the foregoing shall not limit, or be deemed to limit, Protalix’s regulatory obligations under the License Agreements applicable to preparing, seeking and obtaining Regulatory Approvals or establishing or qualifying an alternative source of Fill/Finish, including, without limitation, Section 3.6(d)(iii) of each License Agreement and cooperating with Chiesi for same (“Protalix Regulatory Responsibilities”). With respect to such negotiations with such Selected CMO (as described in clause (f) above) and the corresponding establishment and Qualification thereof as an alternative source for Fill/Finish, as between the parties, Protalix will be responsible for such negotiations, establishment, and Qualification, provided that (x) the definitive agreement with such Selected CMO must be consistent with the requirements of the License Agreements, and (y) Protalix will provide Chiesi, until completion thereof, regular [***] updates,

August 29, 2022CONFIDENTIAL

through Protalix’s and Chiesi’s respective operational teams, with respect to the progress/status of such negotiations, establishment and Qualification, and the Parties agree to discuss accordingly.

(h) From and after [***], Chiesi will [***] after receiving from Protalix the [***].  As between the Parties, Chiesi will be responsible (subject to, and without limiting, Protalix’s performance of the Protalix Regulatory Responsibilities in accordance with the License Agreements) for [***], provided that Chiesi will provide Protalix, until completion thereof, regular [***] updates, through Protalix’s and Chiesi’s respective operational teams, with respect to the progress/status of such [***], and the Parties agree to discuss accordingly.  Upon establishment and Qualification of such Selected CMO as contemplated hereunder, and completion of the [***], the applicable Selected CMO shall constitute the Initial Alternate Source (as defined in the Fill/Finish Agreement).  For the avoidance of doubt, [***].

(i) With the express intent of modifying their obligations under Section 4.13 of the License Agreements solely with respect to such Selected CMO, pursuant to Section 15.4 thereof, [***]. Protalix shall (a) promptly (upon Protalix’s receipt thereof) provide to Chiesi a copy of the Selected CMO’s invoice submitted pursuant to such definitive agreement, and, (b) promptly upon the payment due date for such invoice thereunder, provide Chiesi either a written confirmation of its accuracy, or written final corrections to such invoice and upon a reasonable written request of Chiesi, use Commercially Reasonable Efforts to provide reasonable supporting documentation for the same, including, without limitation, as provided by the Selected CMO) therefor, provided that (x) [***], (y) [***], and (z) [***].

(j) [***].

2.[***]

3.In accordance with Section 15.4 thereof, the following definitions are hereby added, in the appropriate alphabetical order, to Article 1 in both License Agreements:

““Fill/Finish CMO Agreement” means (i) the [***] Agreement; and (ii) any other agreement between a Fill/Finish CMO, other than Chiesi or [***], and Protalix with respect to the performance of Fill/Finish services.”

““Fill/Finish CMO” means (i) [***], (ii) Sections 4.2(a)(i)(solely as the identified recipient of  Drug Substance required to be delivered by Protalix), 4.7(b) (for (i) and for last sentence only), 4.12(b)(ii) and 6.7(a) of the License Agreements, Chiesi, or any of its Affiliates, and (iii) any Third Party, or any of its Affiliates, in each case, (i) – (iii), to the extent such Person is performing Fill/Finish services under contract to Protalix.”

4.In accordance with Section 15.4 thereof, each instance of “[***]” in (a) Sections 1.49, 4.2(a),  4.7(b), 4.12(b)(ii) and 6.7(a) of the Ex-US License Agreement, and (b) Sections 1.55, 4.2(a), 4.7(b), 4.12(b)(ii) and 6.7(a) of the US License Agreement, is hereby deleted in its entirety from such License Agreement and replaced with “Fill/Finish CMO”.

5.In accordance with Section 15.4 thereof, each instance of “[***] Agreement” in Sections 4.2(a) of each License Agreement is hereby deleted in its entirety from such License Agreements and replaced with “Fill/Finish CMO Agreement.”

August 29, 2022CONFIDENTIAL

6.[***], the Parties acknowledge that [***] (each, as defined in the applicable License Agreement) that Protalix is required [***] under the License Agreements, and [***].

7.Except as expressly contemplated herein, this Agreement shall not be construed to otherwise modify, waive, impair or affect any other terms, provisions or conditions of the License Agreements or Fill/Finish Agreement.  For the avoidance of doubt, Chiesi and Protalix each do not release the other Party or any third party (including, without limitation, [***]) from any obligations, including, without limitation, any obligations expressly created by this Agreement or any obligations, rights or claims arising under the License Agreements, [***] Agreement or Fill/Finish Agreement, all of which are hereby expressly preserved.

8.This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of law rules. The provisions of the U.N. Convention on Contracts for the International Sale of Goods will not apply to this Agreement.  No amendment, modification or waiver of any term or condition of this Agreement will be effective unless in writing and signed by both parties.

9.This Agreement may be executed in any number of counterparts (including, without limitation, via digital or electronic signature), each of which, when executed, shall be deemed to be an original and which together shall constitute one and the same document.  Signatures provided by facsimile transmission or in electronic format shall be deemed to be original signatures.

[Signature Page Follows]

CONFIDENTIALEXECUTION VERSION

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

CHIESI FARMACEUTICI S.p.A.		CHIESI FARMACEUTICI S.p.A.

By:	/s/ Alberto Chiesi	By:	/s/ Ugo Di Francesco
Name:Alberto Chiesi Title: President		Name: Ugo Di Francesco Title: Chief Executive Officer

CONFIDENTIALEXECUTION VERSION

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

PROTALIX LTD.		PROTALIX LTD.

By:	/s/ Dror Bashan	By:	/s/ Eyal Rubin
Name: Dror Bashan Title: President and Chief Executive Officer		Name: Eyal Rubin Title: Sr. Vice President and Chief Financial Officer